     As filed with the Securities and Exchange Commission on August 16, 2002
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                          INTERPORE INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                          95-3043318
 (State or Other Jurisdiction of                              (I.R.S. Employer
  Incorporation or Organization)                          Identification Number)

                              181 Technology Drive
                         Irvine, California 92618-2402
           (Address of Principal Executive Offices including Zip Code)
                                   ----------
                 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS OF
                             INTERPORE INTERNATIONAL

                            (Full Title of the Plan)
                                   ----------

          Richard L. Harrison                             Copy to:
  Senior Vice President--Finance, Chief            Charles K. Ruck, Esq.
    Financial Officer and Secretary                  LATHAM & WATKINS
      INTERPORE INTERNATIONAL, INC.       650 Town Center Drive, Twentieth Floor
          181 Technology Drive                 Costa Mesa, California 92626
      Irvine, California 92618-2402                     (714) 540-1235
             (949) 453-3200

          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                   ----------

-----------------------------------------------------------------------------------------------
                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                                    Proposed        Proposed
                                                    Maximum         Maximum
                                    Amount          Offering        Aggregate     Amount of
   Title of Securities              to be            Price          Offering     Registration
     to be Registered           Registered (1)    Per Share (2)     Price (2)        Fee
-----------------------------------------------------------------------------------------------
   Common Stock, $.01              100,000          $ 5.52          $ 552,000       $ 50.79
   par value (including
   the associated
   preferred share
   purchase
   rights) (3)
-----------------------------------------------------------------------------------------------

(1) The Stock Option Plan for Non-Employee Directors, as amended (the "Plan"), authorizes the issuance of 300,000 shares, of which 200,000 shares have been previously registered and 100,000 of which are being registered hereunder.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act"), and is based on the average of the high and low sales price of the Common Stock, as reported on the Nasdaq Stock Market on August 13, 2002 ($5.52).

(3) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its preferred share rights agreement, includes Series A junior participating preferred stock rights. Prior to the occurrence of certain events, the Series A junior participating purchase rights will not be exercisable or evidenced separately from the Common Stock.

(4) In the event of a stock split, stock dividend or similar transaction involving the Company's Common Stock, the number of shares registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

================================================================================
        Proposed sale to take place as soon after the effective date of the Registration Statement as outstanding options are exercised.

                                  Total Pages 6
                            Exhibit Index on Page 4

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

         The Plan authorizes the issuance of 300,000 shares of Common Stock. By a Registration Statement on Form S-8 filed with the Commission on June 22, 1995, Registration No. 33-93844, the Company initially registered 200,000 shares of Common Stock of the Company issuable under the Plan. Under this Registration Statement, the Company is registering an additional 100,000 shares of Common Stock issuable under the Plan. The contents of the prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

Item 5. Experts

         The consolidated financial statements and related financial statement schedule of Interpore International, Inc. appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Item 8. Exhibits

         See Index to Exhibits on page 4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S -8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 15/th/ day of August 2002.

                           Interpore International, Inc., a Delaware corporation

                           By: /s/ David C. Mercer
                              --------------------------------------------------
                                                  David C. Mercer
                                        Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of August 15, 2002, each person whose signature appears below constitutes and appoints David C. Mercer and Richard L. Harrison, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission.

Signature                                  Title
---------------------------------          -----------------------------------------------------------


/s/ David C. Mercer                        Chairman of the Board, Chief Executive Officer and
---------------------------------
David C. Mercer                            Director



/s/ Joseph A. Mussey                       President, Chief Operating Officer and Director
---------------------------------
Joseph A. Mussey



/s/ Richard L. Harrison                    Senior Vice President-Finance, Chief Financial Officer and
---------------------------------
Richard L. Harrison                        Secretary (Principal Financial and Accounting Officer)



/s/ David W. Chonette                      Director
---------------------------------
David W. Chonette



/s/ William A. Eisenecher                  Director
---------------------------------
William A. Eisenecher



/s/ Daniel A. Funk, M.D.                   Director
---------------------------------
Daniel A. Funk, M.D.



/s/ Lewis Parker                           Director
---------------------------------
Lewis Parker



/s/ Robert J. Williams                     Director
---------------------------------
Robert J. Williams

                                INDEX TO EXHIBITS

EXHIBIT                                                                                 PAGE
-------                                                                              -----------
4.1        Rights Agreement dated November 19, 1998 between Interpore                 Note (1)
           International, Inc. and U.S. Stock Transfer Corporation

4.2        Registration Rights Agreement dated December 8, 1999 by and                Note (2)
           between Interpore International, Inc., John A. Dawdy and Andrew G.
           Hood

5.1        Opinion of Latham & Watkins                                                    5

23.1       Consent of Latham & Watkins (included in Exhibit 5.1)                          5

23.2       Consent of Ernst & Young LLP, Independent Auditors                             6

24         Power of Attorney (included in the signature page to this                      3
           Registration Statement)

______________
(1) Incorporated by reference from our Current Report on Form 8-K dated December 1, 1998.
(2) Incorporation by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.